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                                                                  EXHIBIT 23




                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-107536, 333-87588, 333-67040, 333-51540, 333-82219,
333-05005, 333-01337, 33-64105, 33-53661, 33-53409, 33-52379 and 33-50985) and
Forms S-8 (File Nos. 333-61930, 333-51112, 333-48254, 333-48246, 333-82207,
333-64479, 333-33881, 333-18169, 33-62309, 33-62303, 33-55511, 33-55509,
33-55272, 33-55270, 33-52253, 33-51114, 33-53788, 33-51052, 33-50151, 33-50147,
33-49783 and 33-36571) of our report dated February 3, 2004 with respect to the consolidated financial statements of HCA Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.





Nashville, Tennessee                                   /s/ Ernst & Young LLP
March 11, 2004